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                                  Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-81168, 333-59317 and 333-36216.




/s/ ARTHUR ANDERSEN LLP

Orange County, California
April 11, 2001